                                  EXHIBIT 23.2


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports on Avesta Technologies, Inc. dated March 10, 2000 included in the Visual Networks, Inc. Registration Statement on Form S-4 and to all references to our Firm included in this registration statement.

                               ARTHUR ANDERSEN LLP

Vienna, Virginia
November 7, 2000